Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-226422, 333-227692, 333-230869, 333-234511 and 333-260520) of MorphoSys AG of our report dated March 14, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

Munich, Germany
March 16, 2022

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Stefano Mulas                    /s/ Holger Lutz
Wirtschaftsprüfer                    Wirtschaftsprüfer
(German Public Auditor)                (German Public Auditor)